Exhibit 10.9

CONFIDENTIAL TREATMENT REQUESTED

SK2O11-1138

EXCLUSIVE LICENSE TO UNIMOLECULAR VACCINE ANTIBODIES
(“AGREEMENT”)

TABLE OF CONTENTS

ARTICLE I - DEFINITIONS

ARTICLE II - GRANT

ARTICLE III - DUE DILIGENCE

ARTICLE IV - PAYMENTS

ARTICLE V - REPORTS AND RECORDS

ARTICLE VI - INDEMNIFICATION, PRODUCT LIABILITY

ARTICLE VII - EXPORT CONTROLS

ARTICLE VIII - NON-USE OF NAMES

ARTICLE IX - CONFIDENTIAL INFORMATION

ARTICLE X - ASSIGNMENT

ARTICLE XI - TERMINATION

ARTICLE XII - TRANSFER OF BIOLOGICAL MATERIALS

ARTICLE XIII - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

ARTICLE XIV - MISCELLANEOUS PROVISIONS

Exhibit A	Developmental Plan

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

This Agreement is effective on the date last subscribed below (“Effective Date”), and is by and between Sloan-Kettering Institute for Cancer Research (“SKI”), a New York membership corporation with principal offices at 1275 York Avenue, New York, NY 10065, and MabVax, Inc. a Delaware corporation with principal offices located at 11588 Sorrento Valley Road, Suite 20, San Diego CA 92121 (“LICENSEE”).

WITNESSETH

WHEREAS, SKI is the sole owner of Biological Material (as later defined herein) and has the right to grant licenses to Biological Material; and

WHEREAS, SKI desires to have certain Antibody-based products resulting from the Biological Material utilized in the public interest and is willing to grant a license to its interest thereunder; and

WHEREAS, LICENSEE seeks to commercially develop Licensed Products and Processes through a Development Plan whereby public utilization shall result therefrom.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE I - DEFINITIONS

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

1.1 “Antibody(ies)” means an immunoglobin (Ig)molecule, generally comprising four polypeptide chains, two heavy chains (H) and two light (L) chains or an equivalent homologue thereof (e.g. a camelid nanobody, which comprises only a H chain, single domain antibodies (dAbs) which can be either H or L chains); including full length functional mutants, variants, or derivatives thereof (including but not limited to chimeric antibodies, which retain the essential epitope binding features of an Ig molecule and including dual specific, bispecific, multispecific, and dual variable domain Igs; Igs (e.g. IgG, IgE, IgM)of any class or subclass (e.g. IgG1) and allotype. Also included within the term Antibody is an Antibody fragment, which is a molecule comprising at least one polypeptide chain that is not full length.

1.2 “Biological Material” means human blood and lymphocytes obtained from patients enrolled in the SKI Clinical Trial and transferred to LICENSEE as detailed in Article XII, titled ‘Transfer of Biological Materials.’

1.3 “Biological Materials Derived Antibody(ies)” will mean the specific Antibodies that LICENSEE has Derived from Biological Material generated from the SKI Clinical Trial.

1.4 “Development Plan” means the LICENSEE’s outline of a program aimed at advancing one or more Licensed Product or Licensed Process for commercialization as described in Exhibit A, attached and herein made part of this Agreement.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.5 “Derived” means in whole or in part, obtained, developed, created, designed, derived, resulting from, based upon, containing or incorporating.

1.6 “Field of Use” means all human preventative, therapeutic, prognostic, diagnostic and drug discovery applications for Biological Materials Derived Antibodies.

1.7 A “Licensed Process(es)” means any process or method which utilizes Biological Materials Derived Antibodies.

1.8 A “Licensed Product(s)” means any product comprising or containing in whole or in part Biological Materials Derived Antibodies.

1.9 “LICENSEE” shall include affiliates, that is, any person, firm, corporation or other entity controlling, controlled by, or under common control with a party hereto. The term “control” wherever used throughout this Agreement shall mean ownership, directly or indirectly, of more than 50% of the equity capital or the ability to effect the election of a majority of the directors. With regard to SKI, affiliate shall mean the Memorial Sloan-Kettering Cancer Center and the Memorial Hospital for Cancer and Allied Diseases.

1.10 “Net Sales” shall mean LICENSEE’s, and/or its subLICENSEEs’ billings for sales of Licensed Products and Licensed Processes less the sum of the following (“Qualifying Costs”):

(a)
Discounts actually allowed and granted (including, without limitation, cash discounts and quantity discounts), retroactive price reductions, charge-back payments and rebates granted to managed health care organizations or to federal, state and local governments, their agencies, and purchasers and reimbursers or to trade customers (a “Discount”); provided however, that where any such Discount is based on sales of a bundled set of products in which such Licensed Product is included, the Discount shall be allocated to such Licensed Product on a pro rata basis based on the sales value (i.e., the unit average selling price multiplied by the unit volume) of the Licensed Product relative to the sales value contributed by the other constituent products in the bundled set, with respect to such sale;

(b)
Credits or allowances actually granted upon claims, damaged goods, rejections or returns of such Licensed Product and Licensed Processes, including such Licensed Product and Licensed Processes returned in connection with recalls or withdrawals;

(c)	Freight out, postage, shipping and insurance charges for delivery of such Licensed Product and Licensed Processes;

(d)	Taxes or duties levied on, absorbed or otherwise imposed on the sale of such Licensed Product and Licensed Processes, including, without

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

limitation, value-added taxes, or other governmental charges otherwise imposed upon the billed amount, as adjusted for rebates and refunds, to the extent not paid by a third party.

(e)
Bad debts and uncollectible receivables provided that, in any calendar year, such deduction will not exceed four percent (4%) of the total billings for sales of Licensed Products and Licensed Processes sold in that year.

(f)
In the event a drug product in a finished dosage form contains a Licensed Product in combination with one or more other therapeutically active ingredients or with a carrier molecule or an immunological adjuvant (in each case, a “Combination Product”), the Net Sales of the Licensed Product, for the purposes of calculating royalty payments of this Agreement, shall be determined by multiplying the Net Sales (as defined above in this Section) of the Combination Product by the fraction, A/(A+B) where A is the weighted (by sales volume) average invoice price in a particular country of the Licensed Product when sold separately in finished form and B is the weighted average invoice price in that country of the other active ingredient(s) sold separately in finished form. In the event that such average invoice price cannot be determined for both the Licensed Product and the other active ingredient(s) in the Combination Product, Net Sales for purposes of determining royalty payments shall be agreed by the parties based on the relative value contributed by each component. In the case of a Combination Product that contains one or more other therapeutically active ingredients, in no event shall Net Sales for purposes of determining royalty payments be less than fifty percent (50%) of the Net Sales of the Combination Product. In the case of a Combination Product that contains a carrier molecule or adjuvant but does not contain another therapeutically active ingredient, in no event shall Net Sales for purposes of determining royalty payments be less than seventy five percent (75%) of the Net Sales of the Combination Product.

(g)
For purposes of calculating Net Sales, sales between or among Company or its Affiliates or sublicensees shall be excluded from the computation of Net Sales, but sales by Company or its Affiliates or sublicensees to third parties shall be included in the computation of Net Sales.

No deductions shall be made for commissions paid to individuals whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections.

Licensed Products and Licensed Processes shall be considered “sold” when billed or invoiced. Licensed Product Net Sales shall be determined in accordance with GAAP. The Qualifying Costs shall not exceed five percent (5%) of the gross proceeds or exceed 5% of the fair market value,

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

attributable to Net Sales unless requested by LICENSEE in writing, whose request shall not be unreasonably denied.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, Licensed Products for which Company receives no consideration used (i) for promotional or sampling purposes and (ii) in preclinical studies or clinical trials or in compassionate use programs, shall not be considered in determining Net Sales.

1.11 “Non-Royalty Sublicense Revenue” shall mean the amount actually received by Company from sub-LICENSEE arising from the grant of a sublicense of the right to make or sell Licensed Products or Licensed Processes, including, but not limited to, up-front license fees, license issue fees, maintenance fees and milestone payments paid by a sub-LICENSEE to Company in consideration for the grant by Company of a sublicense of the right to make or sell Licensed Products or Licensed Processes; provided, however, that “Non-Royalty Sublicense Revenue” shall in any event exclude: (A) royalties paid to Company by a sub-LICENSEE based on such sub-LICENSEE’s sale of Licensed Products or Licensed Processes; (B) any payments by a sub-LICENSEE to Company that are tied directly to the provision of goods and services by Company to such sub-LICENSEE (including, without limitation, research and development funding) to compensate Company for the fair market value of the provision of such goods and services; (C) payments for equity or debt securities of Company (except to the extent such payments exceed the fair market value of such securities on the date of issuance).

1.12 A “Phase I Trial” shall mean a clinical study involving the initial introduction of an investigational new drug into humans, typically designed to determine the metabolism and pharmacologic actions of the drug in humans, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness, that provides data capable of meeting statutory standards for marketing approval. For example, in the United States, “Phase 1 Trial” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21(a).

1.13 A “Phase II Trial” shall mean a human clinical study conducted to evaluate the effectiveness of a drug for a particular indication or indications in patients with the disease or condition under study and, possibly, to determine the common short-term side effects and risks associated with the drug, that provides data capable of meeting statutory standards for marketing approval. For example, in the United States, “Phase 2 Trial” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21 (b).

1.14 “Pivotal and/or Phase III Trial” shall mean a controlled human clinical study, that is performed after preliminary evidence suggesting effectiveness of the drug under evaluation has been obtained, and intended to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the drug and to provide an adequate basis for physician labeling, that provides data capable of meeting statutory standards for marketing approval. For example, in the United States, “Phase 3 Trial” or “Pivotal Trial” means a human clinical study that satisfies the requirements of 21 C.F.R. § 312.21 (c).

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

1.15 “Royalty Year” shall mean each twelve month period commencing January 1 and ending December 31 during the term of this Agreement. For the first year of this Agreement, the Royalty Year shall be the period of time between the signing of the Agreement and December 31.

1.16 The “SKI Clinical Trial” means the Phase I Ovarian Vaccine Trial with the Unimolecular Vaccine composed of the unimolecular backbone to which the antigens GM2, Globo-H, MUC1, Tn and TF are attached, conjugated to KLH (IRB 09-184).

1.17 The “Term” shall mean from the Effective Date to 12 years from first (1st) commercial sale of a Licensed Product or Licensed Process in such country unless this Agreement is terminated before that time according to the terms hereof.

1.18 “Territory” means the entire world.

1.19 “Unimolecular Vaccine Patent Rights” shall mean all SKI patents that cover A cancer vaccine comprising two or more carbohydrate-based or MUC-1 antigens linked to a single molecular backbone.

ARTICLE II - GRANT

2.1 SKI hereby grants to LICENSEE, an exclusive (except as set forth below), sublicenseable, worldwide, royalty-bearing license to the Biological Materials Derived Antibodies (a) to develop, have developed, make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, commercialize and have commercialized Licensed Products for use in the Field of Use and (b) to perform Licensed Processes in the Field of Use.

2.2 SKI hereby grants to LICENSEE, a non-exclusive, worldwide, license, explicitly excluding the right to sublicense, to use the Biological Material to develop Licensed Products and Licensed Processes in the Field of Use

2.3 LICENSEE may sublicense its rights under the exclusive license granted in the Agreement, subject to limitations agreed upon in the Agreement and that will ensure SKI’s ability to protect its rights under the Agreement. Company hereby agrees that every sublicensing agreement to which it shall be party and which shall relate to the rights, privileges and license granted hereunder shall contain an acknowledgment by the sublicensee of the duration of the Royalty Term.

2.4 LICENSEE hereby agrees that any sublicenses granted by it shall provide that the obligations to SKI of Article III, Sections 3.1 and 3.2, V, VI, VII, VIII, X, XI, and XIV, of this Agreement shall be binding upon the subLICENSEE as if it were a party to this Agreement.

2.5 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not included in this agreement.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

2.6 SKI may not grant similar rights to Biological Materials generated from the same or similar Phase I clinical trials as defined in Section 1.16 to any other company unless that company receives from SKI a license to the Unimolecular Vaccine Patent Rights.

2.7 SKI retains title and all rights to the Biological Material subject to the rights granted herein.

2.8 SKI understands and agrees that Company will have ownership of any right, title, and interest over the Biological Material Derived Antibodies that Company creates by itself or together with third parties. SKI shall not claim ownership of any right, title, and interest in and to the Biological Material Derived Antibodies.

ARTICLE III - DUE DILIGENCE

3.1 LICENSEE will undertake to use commercially reasonable efforts to develop and commercialize Licensed Products.

3.2 In addition, LICENSEE shall adhere to the following commercialization milestones for each Licensed Product:

(a)	The LICENSEE’s commercial efforts will include using commercially reasonable efforts to perform LICENSEE’s obligations under the Development Plan in Exhibit A.

3.3 LICENSEE shall be responsible for diligently and promptly taking all reasonable steps to secure all required and/or necessary governmental approvals to sell, exploit, or market any and all Licensed Products and/or Licensed Processes. LICENSEE shall advise SKI, through annual reports described in Section 5.2 herein of its program of development for obtaining said approvals.

ARTICLE IV - PAYMENTS

4.1 In consideration for the license to be granted to LICENSEE under the Agreement, LICENSEE shall pay SKI the following amounts:

(a)
In exchange for the substantial investment of time, resources and money expended by LICENSEE to perform the serological analyses of patients vaccinated with the unimolecular vaccine construct in the Phase I trial specified in Section 1.16, LICENSEE will not pay an initial license fee to SKI.

(b)	LICENSEE will pay the following milestone payments upon the achievement by LICENSEE, its affiliates and/or subLICENSEEs of the following milestones with respect to Licensed Products:

(i)	[*****].

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(ii)	[*****] due upon first patient enrolled in a Phase III Clinical Trial for each Licensed Product.

(iii)	[*****].

(iv)
[*****] upon regulatory approval for the each Licensed Product in the United States; [*****] in each of the following countries; Japan, Germany, United Kingdom, France, and China; and [*****] for any other country.

(v)	Each milestone payment is payable with thirty (30) days of the occurrence of each applicable milestone event. Each milestone payment will be payable only one time.

(c)
LICENSEE will pay an amount equal to [*****] of all per annum on Net Sales of Licensed Products or Licensed Processes by LICENSEE, its affiliates and/or its subLICENSEEs: Royalties shall be payable on a Licensed Product-by-Licensed Product and Licensed Process-by-Licensed Process and country-by-country basis until twelve (12) years from the first (18) commercial sale of such Licensed Product or Licensed Process in such country on a product by product basis.

(i)
If Company, its Affiliates or its Sublicensees pay third party royalties on the sales of a Licensed Product or the practice of a Licensed Process, in any country in the Territory in consideration for third party patent rights (the “Third Party Royalty Payment”), the royalties payable under this Article 4.1(c) on such Licensed Product or Licensed Process in such country in the Territory, shall be decreased by [*****] of the amount of such Third Party Royalty Payment attributable to sales of the applicable Licensed Product or Licensed Process; provided, however, that in no case shall such reduction lower the amount of royalties otherwise payable under this Article 4.1(c) by more than [*****];

(ii)
The Company shall have the right to reduce its royalty payments to SKI if after using Commercially Reasonable Efforts a Licensed Product is sublicensed to a third-party and the resulting sublicense royalty does not allow the Company to receive a royalty amount at least equal to the royalty amount due SKI. In such a case, the sublicense royalty will be divided equally between the Company and SKI.

(iii)
If one or more follow-on protein products or a biosimilar product that is a generic equivalent product or considered a bio-similar product (the “Biosimilar”) and is marketed for the same indication and in the same Territory as a Licensed Product (the “Non-

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

exclusive Licensed Product”), then the Royalty rate for that Nonexclusive Licensed Product for a specific territory shall be [*****], provided however that in no case shall such reduction lower the amount of royalties otherwise payable for that Non-exclusive Licensed Product by more than [*****].

(iv)
For the avoidance of doubt, if a particular Licensed Product contains or comprises two or more distinct Biological Material Derived Antibodies each of the foregoing milestone payments shall be payable only one time for such Licensed Product, notwithstanding the fact that such Licensed Product contains or comprises two or more distinct Biological Material Derived Antibodies.

(v)	[*****] of all Non-Royalty Sublicense Revenue.

(vi)
The Company shall have the right to reduce its royalty payments to SKI if after using Commercially Reasonable Efforts a Licensed Product is sublicensed to a third-party and the resulting sublicense royalty does not allow the Company to receive a royalty amount at least equal to the royalty amount due SKI. In such a case, the sublicense royalty will be divided equally between the Company and SKI.

(vii)	In no case shall LICENSEE pay less than [*****] of all amounts received by LICENSEE or its affiliates in connection with any sublicense.

4.2 If LICENSEE receives from subLICENSEEs anything of value in lieu of cash payments based upon payment obligations of any sublicense under this Agreement, LICENSEE shall pay SKI royalty for other such payments as required by Clause 4.1(c), based on the fair market value of such payment, unless SKI waives in writing such payment obligation.

4.3 Payments shall be paid in United States dollars in New York, NY, or at such other place as SKI may reasonably designate consistent with the laws and regulations controlling in any foreign country, but not in any other currency. If any currency conversion shall be required in connection with the payment hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank on the last business day of the calendar quarterly reporting period to which such payments relate.

4.4 Interest

(a)
LICENSEE shall pay to SKI interest on any amounts not paid when due. Such interest will accrue from the forty-fifth (451h) day after the payment was due at a rate two percent (2%) above the daily prime interest rate, as determined by the Chase Manhattan Bank or its successor entity, on each

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

day the payment is delinquent, and the interest payment will be due and payable on the first day of each month after interest begins to accrue, until full payment of all amounts due SKI is made.

(b)	SKI’s rights to receive such interest payments shall be in addition to any other rights and remedies available to SKI.

(c)
If the interest rate required in this subsection exceeds the legal rate in a jurisdiction where a claim for such interest is being asserted, the required interest rate shall be reduced, for such claim only, to the maximum interest rate allowable in the jurisdiction.

ARTICLE V - REPORTS AND RECORDS

5.1 LICENSEE shall keep, and shall require its Affiliates and subLICENSEEs to keep, full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to SKI hereunder. Said books and records shall be maintained for a period of no less than five (5) years following the period to which they pertain. SKI shall have the right to cause an independent, certified public accountant reasonably acceptable to Company to audit such records to confirm payments due hereunder for a period covering not more than the preceding four (4) years. Such audits may be exercised no more than once per year during normal business hours upon reasonable prior written notice to Company. No accounting period of Company shall be subject to audit more than one time for the same purpose. SKI shall bear the full cost of such audit unless such audit discloses an underpayment by Company of more than ten percent (10%) or $50,000, for any twelve (12) month period, in which case, Company shall bear the full cost of such audit and shall promptly remit to SKI the amount of any underpayment, plus interest as stipulated in Section 4.4.

5.2 LICENSEE, prior to or on January 1 of each year, shall deliver to SKI reports relaying update and status information on LICENSEE’s business, research and development progress relating to the Biological Material Derived Antibodies, including projections of activity or milestones anticipated for the next reporting year.

5.3 LICENSEE, prior to or on January 1 of each year, beginning in the year following receipt of any Net Sales Revenues or milestone or royalty payments, shall deliver to SKI true and accurate reports, giving such particulars of the business conducted by LICENSEE and its subLICENSEEs during the preceding twelve-month period under this Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following, to be itemized per Licensed Product and Licensed Process:

(a)	Number of Licensed Products and Licensed Processes commercially used, manufactured and sold, rented or leased.

(b)	Total billings for Licensed Products and Licensed Processes commercially used, sold, rented or leased.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(c)	Deductions applicable as provided in Section 1.10.

(d)	Total royalties due.

(e)	Names and addresses of all subLICENSEEs of LICENSEE.

(f)	Total royalty income from all revenues subject to subLICENSEEs’ royalties.

(g)	Total sublicensing fee income.

5.4 With each such report submitted, LICENSEE shall pay to SKI the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

5.5 Milestone payments shall be reported and paid when due.

5.6 LICENSEE agrees to forward to SKI a copy of any and all fully executed sublicense agreements, and further agrees to timely forward to SKI a copy of such reports received by LICENSEE from its subLICENSEEs relating to Licensed Products during the preceding Royalty Year.

ARTICLE VI - INDEMNIFICATION, PRODUCT LIABILITY

6.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold SKI and its Affiliates, their Board of Managers, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and reasonable attorneys’ fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) and/or Licensed Process(es) or arising from any obligation of LICENSEE hereunder.

6.2 SKI shall at all times during the term of this Agreement and thereafter, hold harmless Company and its Affiliates, their Board of Directors, officers, employees and affiliates (“Company Indemnitees”), from and against any and all Indemnified Losses to which any such Company Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any third party to the extent such Indemnified Losses arise out of SKI’s or its Affiliate’s use, handling or storage of any Biological Material or any breach of any representation or warranty of SKI.

6.3 LICENSEE shall obtain and carry in full force and effect general liability insurance which shall protect LICENSEE and SKI in regard to events covered by Section 6.1 above. Such insurance shall be written by a reputable insurance company, shall list SKI as an additional named insured thereunder, shall be endorsed to include liability coverage, and shall require thirty (30) days written notice to be given to SKI prior to any cancellation or material change thereof. The limits of such insurance shall not be less than two million dollars ($2,000,000) per occurrence with an annual aggregate of five million dollars ($5,000,000) for

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

personal injury, death or property damage. LICENSEE shall provide SKI with Certificates of Insurance evidencing the same.

6.4 Each party represents to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action; and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

6.5 SKI represents that to the best of its knowledge that it owns the Biological Materials and has obtained or will obtain all fully informed consents required by applicable law with respect to the Biological Materials and the rights granted to company here under.

6.6 Except as otherwise expressly set forth in this Agreement, SKI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND VALIDITY OF, THE CONFIDENTIAL INFORMATION IT PROVIDES, THE BIOLOGICAL MATERIAL, OR RELATING TO THE BIOLOGICAL MATERIALS DERIVED ANTIBODIES.

ARTICLE VII - EXPORT CONTROLS

It is understood that SKI is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. SKI neither represents that a license shall not be required nor that, if required, it shall be issued.

ARTICLE VIII - NON-USE OF NAMES

LICENSEE shall not use the names of SKI or its Affiliates, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from SKI in each case.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

ARTICLE IX - CONFIDENTIAL INFORMATION

9.1 It may be necessary or desirable for the parties to disclose proprietary, trade secret and/or information relating to patients, SKI Clinical Trial, Biological Materials, Biological Materials Derived Antibodies, the Development Program, Licensed Products and/or Licensed Processes (hereinafter “Confidential Information”) to one another.

9.2 Any other Confidential Information shall be marked as “Confidential” or, if provided to the other party orally, shall be reduced to writing marked as “Confidential” and sent to the other party within thirty (30) days of the oral disclosure, except that this requirement shall not apply to patient information, which is always Confidential Information. Each party agrees that Confidential Information of the other party disclosed to it or to its employees shall remain confidential during the term of this Agreement and for five (5) years after expiration or termination hereof. Except as otherwise expressly set forth herein, Confidential Information shall:

(a)	be used only in connection with the legitimate purposes of this Agreement;

(b)	be disclosed only to those who have a need to know it; and

(c)	be safeguarded with the same care normally afforded confidential information in the possession, custody or control of the party holding the Confidential Information.

The foregoing shall not apply when, after and to the extent the receiving party can demonstrate by competent evidence that the Confidential Information disclosed:

(i)	was in the public domain prior to the date of the disclosure; or

(ii)	enters the public domain through no breach of this Agreement by the receiving party; or

(iii)	was already known to the receiving party at the time of disclosure; or

(iv)
is subsequently received by the receiving party on a non-confidential basis in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party; or

(v)
was independently developed, as established by tangible evidence, by the receiving party without reference to Confidential Information or Biological Material or other materials provided by the disclosing party; or

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

(vi)
is required to be disclosed for minimal compliance with court orders, statutes or regulations or SKI audits for compliance with such regulatory requirements, provided that prior to any such disclosure to the extent reasonably practicable, the party from whom disclosure is sought shall promptly notify the other party and shall afford such other party the opportunity to challenge or otherwise lawfully seek limits upon such disclosure of Confidential Information.

(vii)
LICENSEE is hereby authorized to release Confidential Information to employees, agents, consultants, contractors, manufacturers, service providers, bankers, securities advisors and the like who are under an obligation of confidentiality and require the information to perform their duties. LICENSEE is hereby authorized to release Confidential Information to its potential SubLICENSEEs for the purpose of negotiating and granting of Sublicenses thereof, provided that LICENSEE takes reasonable precautions to safeguard such Confidential Information of SKI. Company is authorized to release Confidential Information for the purpose of prosecuting and enforcing patents, obtaining marketing approvals, and making regulatory submissions.

ARTICLE X - ASSIGNMENT

This Agreement shall be binding upon the respective successors, legal representatives and assignees of SKI and LICENSEE. Neither this Agreement nor the rights granted hereunder shall be transferred or assigned in whole or in part by either Party without prior written approval from the other Party.

ARTICLE XI - TERMINATION

11.1 SKI may terminate this Agreement if:

(a)
LICENSEE is declared insolvent by a court of competent jurisdiction and does not return to solvency before the expiration of a sixty day period, or, a petition in bankruptcy is filed against LICENSEE and is consented to, acquiesced in or remains undismissed for sixty (60) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for LICENSEE, and LICENSEE does not return to solvency before the expiration of a sixty (60) day period;

(b)
LICENSEE fails to pay SKI license fees, or royalties and payable hereunder for more than sixty (60) days, SKI shall have the right to terminate this Agreement on thirty (30) days written notice, unless LICENSEE shall pay SKI within the thirty (30) day period, all such license fees, royalties and patent expenses and interest due and payable.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

Upon the expiration of the thirty (30) day period, if LICENSEE shall not have paid all such royalties, patent expenses and interest due and payable, the rights, privileges and license granted hereunder shall terminate;

(c)	LICENSEE defaults in its obligations under Section 6.3 to procure and maintain insurance;

(d)
An examination pursuant to Section 5.1 shows an underreporting or underpayment by LICENSEE in excess of 15% for any twelve (12) month period, SKI shall have the right to terminate this Agreement on sixty (60) days written notice, unless LICENSEE shall pay SKI within the sixty (60) day period, all such underpayment of license fees, royalties and patent expenses and interest due and payable;

(e)	LICENSEE is convicted of a felony relating to the manufacture, use, or sale of Licensed Products or Licensed Processes;

(f)
LICENSEE materially breaches a provision of this Agreement, other than those occurrences set out in Sections 11.2.a, 11,2.b and 11.2d, hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Section 11.11, SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by thirty (30) days’ notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach prior to the expiration of the thirty (30) day period.

(g)
LICENSEE does not dose a first patient in a Phase I Trial with a Licensed Product or Licensed Product within five (5) years of the Effective Date of this Agreement unless an extension for additional time requested by LICENSEE in writing, whose request shall not be unreasonably denied.

11.2 LICENSEE shall be entitled to terminate this Agreement upon thirty (30) days advance written notice to SKI. Should LICENSEE terminate this Agreement, however, LICENSEE agrees not to develop, have developed, make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, commercialize and/or have commercialized Licensed Products and (b) to not perform Licensed Processes.

11.3 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE must return to SKI all Biological Materials not consumed in the execution of the Development Plan or destroy the Biological Material in an approved manner; provided, however, that, unless terminated under Sections 11.1, LICENSEE shall have the right for six (6) months thereafter to dispose of all Licensed Products then in its inventory, and shall pay royalties thereon, in accordance with the provisions of Article IV and shall submit the related reports as required by Article V, as though this Agreement had not terminated,

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

11.4 Upon termination of this Agreement for any reason any subLICENSEEs not then in default shall have all sublicenses assumed by SKI on the same terms and conditions as the license agreement in place between the LICENSEE and a subLICENSEE,

11.5 Upon termination of this Agreement for any reason LICENSEE shall cease development, have developed, make, have made, use, have used, offer for sale, have offered for sale, sell, have sold, import, have imported, commercialize and have commercialized Licensed Products or Licensed Processes developed from Biological Materials Derived Antibodies.

11.6 Article VI, Article VIII, Section 11.3 and Section 11.5 of this Agreement shall survive termination.

ARTICLE XII - TRANSFER OF BIOLOGICAL MATERIALS

12.1 SKI shall transfer to LICENSEE two sets of samples from patients participating in the SKI Clinical Trial. The first set of samples will be serum drawn at multiple designated time points and transferred to LICENSEE for determination of antibody titers to each of the five antigens in the vaccine. The second set of samples will be 100 ml’s of blood drawn at one designated time point from each eligible patient participating in the SKI Clinical Trial and transferred to LICENSEE according to LICENSEE’s instructions. LICENSEE agrees to perform serology on each of these blood draws and provide SKI a copy of its serology results, which SKI can use for any purpose.

12.2 SKI makes no warranty that the SKI Clinical Trial will yield Biological Material Derived Antibodies. SKI shall not liable to LICENSEE if SKI Clinical Trial does not yield Biological Material Derived Antibodies.

12.3 LICENSEE agrees that its use of the Biological Material shall be for the performance of the Development Program only.

12.4 LICENSEE may not transfer the Biological Material to a third party without the prior written permission of SKI except that LICENSEE may transfer the Biological Material to a third party that is specifically engaged by agreement to perform Development Program activities on LICENSEE’s behalf. All third party uses and users of the Biological Material shall comply with the relevant terms of this agreement.

12.5 LICENSEE agrees to comply with all governmental and National Institutes of Health regulations and guidelines which are applicable to the LICENSEE’s use of the Biological Materials, Since not all of the Biological Materials’ characteristics are known, they should be used with caution and prudence.

12.6 SKI will make all attempts to ensure that any information revealing the identity of the patients contributing the samples sent as Biological Material will be removed. LICENSEE agrees to make best efforts to erase and remove any such identifying information that may remain despite SKI’s precautions.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

12.7 A summary of results obtained by LICENSEE from the Development Plan research will be shared with SKI, and copies of such results will be sent as soon as feasible.

12.8 Upon termination or expiration of this Agreement, or if LICENSEE does not intend to use the Biological Material, LICENSEE shall promptly destroy the Biological Material in an approved manner,

12.9 If a publication results from work using the Material, Company agrees to acknowledge SKI and/or give appropriate credit to SKI.

12.10 Prior to the filing of any patent application for any Licensed Product or Licensed Process, LICENSEE will disclose to SKI the sequence of the antibody upon which the Licensed Product or Process is based, or other such unique identifying information, to enable SKI to identify a Licensed Product or Process for tracking and enforcement of payment obligations. Any information disclosed under this provision shall not be shared with any persons outside of the SKI Office of Technology Development, except SKI personnel whose function is the tracking of revenue from Biological Materials Derived Antibodies, internal counsel and external counsel. To be clear this prohibition includes any researcher at SKI or SKI Affiliated Institution.

12.11 If the Development which involves the Biological Material results in an invention, improvement or substance, whether or not patentable that is not a Biological Materials Derived Antibody, Company agrees to disclose promptly to SKI all such Inventions in order that the parties can negotiate, when appropriate and in good faith, suitable agreements which shall provide for the further development of said Inventions. Such agreements may include arrangements to determine potential commercial utility. LICENSEE has the right, however, to utilize Biological Material only as needed to develop Biological Materials Derived Antibodies

ARTICLE XIII - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

In the case of SKI:

Sloan-Kettering Institute for Cancer Research
1275 York Avenue
New York, NY 10065

Attention:	Andrew D. Maslow
Director
Office of Technology Development

In the case of LICENSEE:

MabVax Therapeutics, Inc.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

11588 Sorrento Valley Road, Suite 20
San Diego, CA 92121

Attention:	J. David Hansen
President and CEO

All payments due hereunder shall be made payable to Sloan-Kettering Institute for Cancer Research (Tax I.D. No. 13-1624182), shall have a note on the check stub or on its transmittal letter that the payment relates to the Agreement SK2011-1138, shall note the applicable invoice number, and shall be forwarded to SK1’s lock-box:

Memorial Sloan-Kettering Cancer Center
P. O. Box 29035
New York, NY 10087-29035

All invoices due under this Agreement shall be sent to:

MabVax Therapeutics, Inc.
11588 Sorrento Valley Road, Suite 20
San Diego, CA 92121

Attention:	J. David Hansen
President and CEO

ARTICLE XIV - MISCELLANEOUS PROVISIONS

14.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of New York, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

14.2 The parties agree that any dispute relating to this Agreement, to any rights or licenses granted hereunder shall be resolved in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York. Each party hereby submits itself to the jurisdiction of those courts for the purpose of resolving any such disputes.

14.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

14.4 LICENSEE agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform to the patent laws and practice of the country of manufacture or sale.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

14.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

14.6 This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

14.7 This Agreement may be amended only by prior written agreement signed by the parties.

14.8 It is expressly agreed by the parties hereto that SKI and LICENSEE are independent contractors and nothing in this Agreement is intended to create an employer relationship, joint venture, or partnership between the parties. No party has the authority to bind the other.

[Signature Page to Follow]

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

MABVAX, INC.		SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH

By:	/s/ J. David Hansen	By:	/s/ Andrew D. Maslow
	J. David Hansen		Andrew D. Maslow
	President and CEO		Director
	MabVax Therapeutics, Inc.		Office of Technology Development

Date: October 13, 2011		Date: October 13, 2011

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

CONFIDENTIAL TREATMENT REQUESTED

EXHIBIT A

(Developmental Plan)

MabVax will engage in the discovery and identification of therapeutic antibody development candidates as well as the clinical development of multiple antibodies recovered from the blood of vaccinated patients. The objectives of the plan are the following:

1.
Discover, evaluate, and identify lead antibody development candidates to each of the antigens contained in the multivalent vaccines developed by Dr. Danishefsky and identified as a unimolecular vaccine.

2.	Each antibody candidate for each antigen will be selected from the serum of patients participating in the Phase I clinical trials currently underway at SKI.

3.	The antibody candidates will be selected based on extensive in vitro and in vivo testing detailed in the plan.

4.	For each viable antibody development candidate MabVax will perform all preclinical development work and will use commercially reasonable efforts to file INDs and conduct clinical testing.

Portions of this Exhibit, indicated by [*****], were omitted and have been filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.